NEWS RELEASE

Exhibit 99.1

MATTEL REPORTS FULL YEAR AND FOURTH QUARTER 2019 FINANCIAL RESULTS

Full Year 2019 Highlights

•	Company exceeded its full year 2019 guidance, making consistent progress in its transformation into an IP-driven, high-performing toy company.

•	Net Sales of $4,505 million, flat as reported, including the negative foreign exchange impact of $75 million, and up 1% in constant currency, versus prior year.

•	Gross Sales of $5,065 million, flat as reported, including the negative foreign exchange impact of $92 million, and up 2% in constant currency.

•	Structural Simplification run-rate savings of $875 million exiting 2019, exceeding target of $650 million by $225 million, or 35%.

•	Reported Gross Margin of 44.0%, an improvement of 420 basis points; Adjusted Gross Margin of 44.9%, an improvement of 480 basis points.

•	Reported Operating Income of $39 million, an improvement of $274 million; Adjusted Operating Income of $156 million, an improvement of $269 million.

•	Cash Flows Provided by Operating Activities of $181 million, an improvement of $208 million, achieving positive operating cash flow for the first time in three years.

•	Free Cash Flow of $65 million, an improvement of $244 million, achieving positive Free Cash Flow for the first time in three years.

•	Mattel was the #1 U.S. and global toy company in 2019, per NPD.

Fourth Quarter 2019 Highlights

•	Net Sales of $1,474 million, down 3% as reported, including the negative foreign exchange impact of $9 million, and down 3% in constant currency, versus the prior year’s fourth quarter.

•	Gross Sales of $1,665 million, down 3% as reported, including the negative foreign exchange impact of $12 million, and down 2% in constant currency.

•	Reported Gross Margin of 48.4%, an improvement of 180 basis points; Adjusted Gross Margin of 48.9%, an improvement of 230 basis points.

•	Reported Operating Income of $68 million, a decline of $38 million; Adjusted Operating Income of $109 million, a decline of $2 million.

NEWS RELEASE

EL SEGUNDO, Calif., February 13, 2020 - Mattel, Inc. (NASDAQ: MAT) today reported full year and fourth quarter 2019 financial results.

Ynon Kreiz, Chairman and CEO, Mattel said: “2019 was an important inflection point in our turnaround. We stabilized our topline after five consecutive years of revenue decline, continued to significantly improve profitability, and achieved positive operating cash flow and positive free cash flow for the first time in three years. We are very encouraged by the consistent progress the company is making and expect to continue to build on this momentum. We remain focused on the execution of our multi-year turnaround strategy to transform Mattel into an IP-driven, high-performing toy company and create long term shareholder value.”

Joseph Euteneuer, CFO, Mattel said: “In 2019, our methodical execution of our strategy to restore profitability generated significant improvements across key metrics, including margins, operating income, EBITDA, and cash flows. We are extremely pleased with our results to date and are very proud of the efforts made by the Mattel team.”

For the year, Net Sales were flat as reported including the negative foreign exchange impact of $75 million, and up 1% in constant currency, versus the prior year. Gross Sales were flat as reported including the negative foreign exchange impact of $92 million, and up 2% in constant currency. Reported Operating Income was $39.2 million, an improvement of $273.6 million, and Adjusted Operating Income was $156.2 million, an improvement of $269.3 million. Reported Loss Per Share was $0.62, an improvement of $0.93, and Adjusted Loss Per Share was $0.30, an improvement of $0.85.

For the fourth quarter, Net Sales were down 3% as reported including the negative foreign exchange impact of $9 million, and down 3% in constant currency, versus the prior year’s fourth quarter. Gross Sales were down 3% as reported including the negative foreign exchange impact of $12 million, and down 2% in constant currency. Reported Operating Income was $67.6 million, a decline of $38.0 million, and Adjusted Operating Income was $109.3 million, a decline of $2.2 million. Reported Earnings Per Share was $0.00, a decline of $0.03, and Adjusted Earnings Per Share was $0.11, an improvement of $0.08.

Financial Overview
Full Year 2019
Net Sales in the North America segment were flat as reported and in constant currency, versus the prior year.
Gross Sales in the North America segment were flat as reported, and up 1% in constant currency, primarily driven by growth in Vehicles (including Hot Wheels® partially offset by lower sales of Jurassic World® and CARS® vehicles), Dolls (including Barbie® partially offset by lower sales of Enchantimals™) and Action Figures, Building Sets and Games (including Toy Story 4 and MEGA™ partially offset by lower sales of Jurassic World). This growth was partially offset by a decline in Infant, Toddler and Preschool (including Fisher-Price Friends, and Power Wheels®).
Net Sales in the International segment increased 3% as reported, and 7% in constant currency.
Gross Sales in the International segment increased 2% as reported and 6% in constant currency, driven by growth in Dolls (including Barbie and Polly Pocket®), Vehicles (including Hot Wheels partially offset by lower sales of CARS and Jurassic World vehicles), and Action Figures, Building Sets and Games (including Toy Story 4 partially offset by lower sales of Jurassic World). This growth was partially offset by a decline in Infant, Toddler and Preschool (including Fisher-Price and Thomas & Friends®, and Fisher-Price Friends).
Net Sales in the American Girl® segment decreased by 21% as reported, and in constant currency. Gross Sales in the American Girl segment decreased by 21% as reported, and in constant currency, primarily driven by lower sales in retail stores.
Reported Gross Margin increased to 44.0%, versus 39.8% in the prior year, and Adjusted Gross Margin increased to 44.9%, versus 40.1%. The increase in Reported and Adjusted Gross Margin was primarily driven by savings from our Structural Simplification program.

NEWS RELEASE

Reported Other Selling and Administrative Expenses decreased by $118.7 million, or 8%, to $1,390.0 million. Adjusted Other Selling and Administrative Expenses decreased by $85.6 million, or 6%, to $1,313.4 million. The decrease in Reported and Adjusted Other Selling and Administrative Expenses was primarily driven by savings from our Structural Simplification program.
For the twelve months ended December 31, 2019, Cash Flows provided by Operating Activities improved by $208 million to $181 million, primarily driven by a lower net loss, excluding the impact of non-cash charges. Cash Flows Used for Investing Activities decreased by $47 million to $114 million, primarily driven by lower capital spending. Cash Flows Used for Financing Activities and Other decreased by $266 million to $31 million, primarily driven by net repayments of long-term borrowings of $278 million in 2018.
Fourth Quarter 2019
Net Sales in the North America segment decreased 3% as reported and in constant currency, versus the prior year’s fourth quarter.
Gross Sales in the North America segment decreased 1% as reported, and in constant currency, primarily driven by a decline in Dolls (including Barbie and owned brands) and Infant, Toddler and Preschool (including Fisher-Price Friends, and Fisher-Price and Thomas & Friends). This was partially offset by growth in Vehicles (including Hot Wheels partially offset by lower sales of CARS and Jurassic World vehicles), and Action Figures, Building Sets and Games (including Toy Story 4 and UNO® partially offset by lower sales of Jurassic World).
Net Sales in the International segment were flat as reported, and up 1% in constant currency.
Gross Sales in the International segment decreased 1% as reported and were flat in constant currency, driven by a decline in Infant, Toddler and Preschool (including Fisher-Price Friends, and Fisher-Price and Thomas & Friends) and Vehicles (including CARS and Jurassic World vehicles partially offset by growth in Hot Wheels). The decrease was partially offset by growth in Dolls (including Barbie partially offset by owned brands), and Action Figures, Building Sets and Games (including Toy Story 4 partially offset by lower sales of Jurassic World).
Net Sales in the American Girl segment decreased by 20% as reported, and in constant currency. Gross Sales in the American Girl segment decreased by 19% as reported, and in constant currency, primarily driven by lower sales in retail stores.
Reported Gross Margin increased to 48.4%, versus 46.6% in the prior year’s fourth quarter, and Adjusted Gross Margin increased to 48.9%, versus 46.6%. The increase in Reported and Adjusted Gross Margin was primarily driven by savings from our Structural Simplification program.
Reported Other Selling and Administrative Expenses increased by $20.2 million, or 5%, to $418.4 million. Adjusted Other Selling and Administrative Expenses decreased by $8.5 million, or 2%, to $383.8 million. The increase in Reported Other Selling and Administrative Expenses was primarily driven by asset impairment expenses partially offset by savings from our Structural Simplification program. The decrease in Adjusted Other Selling and Administrative Expenses was primarily driven by savings from our Structural Simplification program.
Sales by Categories
Full Year 2019
For the year, Worldwide Gross Sales for Dolls were $1,724.0 million, flat as reported, and up 2% in constant currency, versus the prior year, driven by growth in Barbie partially offset by a decline in American Girl.
Worldwide Gross Sales for Infant, Toddler and Preschool were $1,257.6 million, down 11% as reported, and down 10% in constant currency, driven by declines in Fisher-Price Friends, and Fisher-Price and Thomas & Friends.
Worldwide Gross Sales for Vehicles were $1,101.3 million, up 3% as reported, and up 6% in constant currency, driven by growth in Hot Wheels partially offset by a decline in CARS and Jurassic World vehicles.
Worldwide Gross Sales for Action Figures, Building Sets and Games were $981.6 million, up 14% as reported, and up 15% in constant currency, driven by Toy Story 4 partially offset by a decline in Jurassic World.

NEWS RELEASE

Fourth Quarter 2019
For the fourth quarter, Worldwide Gross Sales for Dolls were $630.1 million, down 6% as reported, and down 5% in constant currency, versus the prior year’s fourth quarter, primarily driven by a decline in American Girl partially offset by growth in Barbie.
Worldwide Gross Sales for Infant, Toddler and Preschool were $381.1 million, down 9% as reported and in constant currency, driven by declines in Fisher-Price Friends, and Fisher-Price and Thomas & Friends.
Worldwide Gross Sales for Vehicles were $356.9 million, up 1% as reported in constant currency, primarily driven by growth in Hot Wheels partially offset by a decline in CARS vehicles.
Worldwide Gross Sales for Action Figures, Building Sets and Games were $297.2 million, up 9% as reported and up 10% in constant currency, primarily driven by Toy Story 4, UNO and MEGA partially offset by a decline in Jurassic World.
Conference Call and Live Webcast
At 5:00 p.m. (Eastern Time) today, Mattel will host a conference call with investors and financial analysts to discuss its 2019 full year and fourth quarter financial results. The conference call will be webcast on Mattel's Investor Relations website, https://mattel.gcs-web.com/. To listen to the live call, log on to the website at least 10 minutes early to register, download and install any necessary audio software. An archive of the webcast will be available on Mattel's Investor Relations website for 90 days and may be accessed beginning approximately two hours after the completion of the live call. A telephonic replay of the call will be available beginning at 8:30 p.m. Eastern time the evening of the call until Thursday, February 20, 2020 and may be accessed by dialing +1-404-537-3406. The passcode is 5764607.

NEWS RELEASE

Forward-Looking Statements
This press release contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “confident that” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: (i) Mattel’s ability to design, develop, produce, manufacture, source and ship products on a timely and cost-effective basis, as well as interest in and purchase of those products by retail customers and consumers in quantities and at prices that will be sufficient to profitably recover Mattel’s costs; (ii) downturns in economic conditions affecting Mattel’s markets which can negatively impact retail customers and consumers, and which can result in lower employment levels, lower consumer disposable income and spending, including lower spending on purchases of Mattel’s products; (iii) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (iv) potential difficulties or delays Mattel may experience in implementing cost savings and efficiency enhancing initiatives; (v) other economic and public health conditions or regulatory changes in the markets in which Mattel and its customers and suppliers operate, which could create delays or increase Mattel’s costs, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease; (vi) currency fluctuations, including movements in foreign exchange rates, which can lower Mattel’s net revenues and earnings, and significantly impact Mattel’s costs; (vii) the concentration of Mattel’s customers, potentially increasing the negative impact to Mattel of difficulties experienced by any of Mattel’s customers, such as the bankruptcy and liquidation of Toys “R” Us, Inc., or changes in their purchasing or selling patterns; (viii) the future willingness of licensors of entertainment properties for which Mattel currently has licenses or would seek to have licenses in the future to license those products to Mattel; (ix) the inventory policies of Mattel’s retail customers, including retailers’ potential decisions to lower their inventories, even if it results in lost sales, as well as the concentration of Mattel’s revenues in the second half of the year, which coupled with reliance by retailers on quick response inventory management techniques increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve compressed shipping schedules; (x) the increased costs of developing more sophisticated digital and smart technology products, and the corresponding supply chain and design challenges associated with such products; (xi) work disruptions, which may impact Mattel’s ability to manufacture or deliver product in a timely and cost-effective manner; (xii) the bankruptcy and liquidation of Mattel’s significant retailers, such as Toys “R” Us, Inc., or the general lack of success of one of Mattel’s significant retailers which could negatively impact Mattel’s revenues or bad debt exposure; (xiii) the impact of competition on revenues, margins and other aspects of Mattel’s business, including the ability to offer products which consumers choose to buy instead of competitive products, the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees; (xiv) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xv) changes in laws or regulations in the United States and/or in other major markets, such as China, in which Mattel operates, including, without limitation, with respect to taxes, tariffs, trade policies or product safety, which may increase Mattel’s product costs and other costs of doing business, and reduce Mattel’s earnings; (xvi) failure to realize the planned benefits from any investments or acquisitions made by Mattel; (xvii) the impact of other market conditions, third party actions or approvals and competition which could reduce demand for Mattel’s products or delay or increase the cost of implementation of Mattel’s programs or alter Mattel’s actions and reduce actual results; (xviii) changes in financing markets or the inability of Mattel to obtain financing on attractive terms; (xix) the impact of litigation, arbitration, or regulatory decisions or settlement actions; (xx) uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmark; (xxi) an inability to remediate the material weakness in our internal control over financial reporting or additional material weaknesses or other deficiencies in the future or the failure to maintain an effective system of internal controls; and (xxii) other risks and uncertainties as may be described in Mattel’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2018, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so, except as required by law.

NEWS RELEASE

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures that Mattel uses in this earnings release include Gross Sales, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Other Selling and Administrative Expenses, Adjusted Operating Income (Loss), Adjusted Earnings (Loss) Per Share, earnings before interest expense, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Free Cash Flow, and constant currency. Mattel uses these metrics to analyze its continuing operations and to monitor, assess and identify meaningful trends in its operating and financial performance, and each is discussed in detail below. Mattel believes that the disclosure of non-GAAP financial measures provides useful supplemental information to investors to be able to better evaluate ongoing business performance and certain components of the Company’s results. These measures are not, and should not be viewed as, substitutes for GAAP financial measures and may not be comparable to similarly titled measures used by other companies. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are attached to this earnings release as exhibits and to our earnings slide presentation as an appendix.
This earnings release and our earnings slide presentation are available on Mattel's Investor Relations website, https://mattel.gcs-web.com/, under the subheading “Financial Information - Earnings Releases.”
Gross Sales
Gross Sales represent sales to customers, excluding the impact of Sales Adjustments. Net Sales, as reported, include the impact of Sales Adjustments, such as trade discounts and other allowances. Mattel presents changes in Gross Sales as a metric for comparing its aggregate, categorical, brand and geographic results to highlight significant trends in Mattel’s business. Changes in Gross Sales are discussed because, while Mattel records the details of such Sales Adjustments in its financial accounting systems at the time of sale, such Sales Adjustments are generally not associated with brands and individual products, making Net Sales less meaningful. Since Sales Adjustments are determined by customer rather than at the brand level, Mattel believes that the disclosure of Gross Sales by categories and brand is useful supplemental information for investors to be able to assess the performance of its underlying brands (e.g., Barbie) and also enhances their ability to compare sales trends over time.
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit and Adjusted Gross Margin represent reported Gross Profit and Reported Gross Margin, respectively, adjusted to exclude asset impairments, severance and restructuring expenses and the impact of the inclined sleeper product recalls. Adjusted Gross Margin represents Mattel’s Adjusted Gross Profit, as a percentage of Net Sales. Adjusted Gross Profit and Adjusted Gross Margin are presented to provide additional perspective on underlying trends in Mattel’s core Gross Profit and Gross Margin, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Other Selling and Administrative Expenses
Adjusted Other Selling and Administrative Expenses represents Mattel’s Reported Other Selling and Administrative Expenses, adjusted to exclude asset impairments, non-recurring executive compensation, severance and restructuring expenses, the impact of the inclined sleeper product recalls, and sale of assets, which are not part of Mattel’s core business. Adjusted Other Selling and Administrative Expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Operating Income (Loss)
Adjusted Operating Income (Loss) represents Mattel’s reported Operating Income (Loss), adjusted to exclude the impact of asset impairments, non-recurring executive compensation, severance and restructuring expenses, sale of assets, and the impact of the inclined sleeper product recalls, which are not part of Mattel’s core business. Adjusted Operating Income (Loss) is presented to provide additional perspective on underlying trends in Mattel’s core operating results, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.

NEWS RELEASE

Adjusted Earnings (Loss) Per Share
Adjusted Earnings (Loss) Per Share represents Mattel’s Reported Diluted Earnings (Loss) Per Common Share, adjusted to exclude the impact of asset impairments, severance and restructuring expenses, and the impact of the inclined sleeper product recalls, which are not part of Mattel’s core business. The aggregate tax effect of the adjustments is calculated by tax effecting the adjustments by the current effective tax rate, adjusting for certain discrete tax items, and dividing by the reported weighted average number of common shares. Adjusted Earnings (Loss) Per Share is presented to provide additional perspective on underlying trends in Mattel’s core business. Mattel believes it is useful supplemental information for investors to gauge and compare Mattel’s current earnings results from one period to another. Adjusted Earnings (Loss) Per Share is a performance measure and should not be used as a measure of liquidity.
EBITDA and Adjusted EBITDA
EBITDA represents Mattel’s Net Income (Loss), adjusted to exclude the impact of interest expense, taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted to exclude the impact of asset impairments, share-based compensation, severance and restructuring expenses, sale of assets, and the impact of the inclined sleeper product recalls, which are not part of Mattel’s core business. Mattel believes EBITDA and Adjusted EBITDA are useful supplemental information for investors to gauge and compare Mattel’s business performance to other companies in our industry with similar capital structures. The presentation of Adjusted EBITDA differs from how we will calculate EBITDA for purposes of covenant compliance under the indenture governing our 6.75% senior notes due 2025, the indenture governing our 5.875% senior notes due 2027, and the syndicated facility agreement governing our senior secured revolving credit facilities. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. As a result, we rely primarily on our GAAP results and use EBITDA and Adjusted EBITDA only supplementally.
Free Cash Flow
Free cash flow represents Mattel’s net cash flows from operating activities less capital expenditures. Mattel believes free cash flow is useful supplemental information for investors to gauge Mattel’s liquidity and performance and to compare Mattel’s business performance to other companies in our industry. Free cash flow does not represent cash available to Mattel for discretionary expenditure.
Constant currency
Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, Mattel calculates constant currency information by translating current period and prior period results for entities reporting in currencies other than the US dollar using consistent exchange rates. The constant currency exchange rates are determined by Mattel at the beginning of each year and are applied consistently during the year. They are generally different from the actual exchange rates in effect during the current or prior period due to volatility in actual foreign exchange rates. Mattel considers whether any changes to the constant currency rates are appropriate at the beginning of each year. The exchange rates used for these constant currency calculations are generally based on prior year actual exchange rates. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on changes in underlying trends in Mattel’s operating performance. Mattel believes that the disclosure of the percentage change in constant currency is useful supplemental information for investors to be able to gauge Mattel’s current business performance and the longer-term strength of its overall business since foreign currency changes could potentially mask underlying sales trends. The disclosure of the percentage change in constant currency enhances investor’s ability to compare financial results from one period to another.

NEWS RELEASE

About Mattel
Mattel is a leading global children’s entertainment company that specializes in design and production of quality toys and consumer products. We create innovative products and experiences that inspire, entertain and develop children through play. We engage consumers through our portfolio of iconic franchises, including Barbie®, Hot Wheels®, American Girl®, Fisher-Price®, Thomas & Friends® and MEGA®, as well as other popular brands that we own or license in partnership with global entertainment companies. Our offerings include film and television content, gaming, music and live events. We operate in 40 locations and sell products in more than 150 countries in collaboration with the world’s leading retail and technology companies. Since its founding in 1945, Mattel is proud to be a trusted partner in exploring the wonder of childhood and empowering kids to reach their full potential. Visit us online at www.mattel.com.

Contacts:

News Media	Securities Analysts
Dena Cook	David Zbojniewicz
denacook@mattel.com	david.zbojniewicz@mattel.com
310-252-4247	310-252-2703

MAT-FIN MAT-CORP

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)1

	For the Three Months Ended December 31,						For the Year Ended December 31,
	2019		2018		% Change as Reported	% Change in Constant Currency	2019		2018		% Change as Reported	% Change in Constant Currency
(In millions, except per share and percentage information)	$ Amt	% Net Sales	$ Amt	% Net Sales			$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$1,473.7		$1,524.3		-3%	-3%	$4,504.6		$4,514.8		—%	1%
Cost of sales	760.5	51.6%	814.7	53.4%	-7%		2,523.8	56.0%	2,716.1	60.2%	-7%
Gross Profit	713.2	48.4%	709.6	46.6%	1%	1%	1,980.8	44.0%	1,798.7	39.8%	10%	12%
Advertising and promotion expenses	227.2	15.4%	205.8	13.5%	10%		551.5	12.2%	524.3	11.6%	5%
Other selling and administrative expenses	418.4	28.4%	398.2	26.1%	5%		1,390.0	30.9%	1,508.7	33.4%	-8%
Operating Income (Loss)	67.6	4.6%	105.6	6.9%	-36%	-33%	39.2	0.9%	(234.3)	-5.2%	n/m	n/m
Interest expense	60.2	4.1%	49.2	3.2%	22%		201.0	4.5%	181.9	4.0%	11%
Interest (income)	(1.5)	-0.1%	(0.8)	-0.1%	85%		(6.2)	-0.1%	(6.5)	-0.1%	-5%
Other non-operating (income) expense, net	(0.2)		3.0				2.6		7.3
Income (Loss) Before Income Taxes	9.2	0.6%	54.3	3.6%	-83%	-81%	(158.3)	-3.5%	(417.1)	-9.2%	-62%	-65%
Provision for income taxes	9.0		44.7				55.2		116.2
Net Income (Loss)	$0.2	—%	$9.6	0.6%	-98%		$(213.5)	-4.7%	$(533.3)	-11.8%	-60%
Net Income (Loss) Per Common Share - Basic	$0.00		$0.03				$(0.62)		$(1.55)
Weighted average number of common shares	346.7		345.7				346.1		345.0
Net Income (Loss) Per Common Share - Diluted	$0.00		$0.03				$(0.62)		$(1.55)
Weighted average number of common and potential common shares	348.3		345.8				346.1		345.0

[1]	Amounts may not foot due to rounding.
n/m - Not Meaningful

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS1

	December 31,
	2019	2018
(In millions)	(Unaudited)
Assets
Cash and equivalents	$630.0	$594.5
Accounts receivable, net	936.4	970.1
Inventories	495.5	542.9
Prepaid expenses and other current assets	186.1	239.7
Total current assets	2,248.0	2,347.2
Property, plant, and equipment, net	550.1	657.6
Right-of-use assets, net[2]	303.2	—
Other noncurrent assets	2,223.9	2,233.4
Total Assets	$5,325.2	$5,238.2

Liabilities and Stockholders' Equity
Short-term borrowings	$—	$4.2
Accounts payable and accrued liabilities[2]	1,228.9	1,232.2
Income taxes payable	48.0	13.5
Total current liabilities	1,276.9	1,249.9
Long-term debt	2,846.8	2,851.7
Noncurrent lease liabilities[2]	270.9	—
Other noncurrent liabilities	439.0	469.7
Total stockholders’ equity	491.7	666.9
Total Liabilities and Stockholders’ Equity	$5,325.2	$5,238.2

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)1

	December 31,
	2019	2018
Key Balance Sheet Data:
Accounts receivable, net days of sales outstanding (DSO)	57	57

	For the Year Ended December 31,
(In millions)	2019	2018
Condensed Cash Flow Data:
Cash flows provided by (used for) operating activities	$181	$(27)
Cash flows used for investing activities	(114)	(161)
Cash flows used for financing activities and other	(31)	(297)
Increase (decrease) in cash and equivalents	$36	$(485)

[1]	Amounts may not foot due to rounding.

[2]
Mattel adopted ASU 2016-02, Leases (Topic 842), on January 1, 2019 using the modified retrospective transition method. Upon adoption, Mattel recorded a right-of-use asset and lease liability on its balance sheet. Prior periods were not retrospectively adjusted.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

WORLDWIDE GROSS SALES INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended December 31,				For the Year Ended December 31,

	2019	2018	% Change as Reported	% Change in Constant Currency	2019	2018	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
Worldwide Gross Sales:
Net Sales	$1,473.7	$1,524.3	-3%	-3%	$4,504.6	$4,514.8	—%	1%
Sales Adjustments[2]	191.6	190.5			560.0	560.7
Gross Sales	$1,665.3	$1,714.8	-3%	-2%	$5,064.6	$5,075.5	—%	2%

Worldwide Gross Sales by Categories:[3]
Dolls	$630.1	$668.5	-6%	-5%	$1,724.0	$1,730.9	—%	2%
Infant, Toddler and Preschool	381.1	419.7	-9	-9	1,257.6	1,417.8	-11	-10
Vehicles	356.9	355.0	1	1	1,101.3	1,065.5	3	6
Action Figures, Building Sets and Games	297.2	271.5	9	10	981.6	861.3	14	15
Gross Sales	$1,665.3	$1,714.8	-3%	-2%	$5,064.6	$5,075.5	—%	2%

Supplemental Gross Sales Disclosures
Worldwide Gross Sales by Top 3 Power Brands:
Barbie	$396.9	$390.8	2%	3%	$1,159.8	$1,089.0	7%	9%
Hot Wheels	306.8	286.8	7	8	925.9	834.1	11	14
Fisher-Price and Thomas & Friends	340.6	352.2	-3	-3	1,131.8	1,185.7	-5	-3
Other	620.9	684.9	-9	-9	1,847.2	1,966.8	-6	-5
Gross Sales	$1,665.3	$1,714.8	-3%	-2%	$5,064.6	$5,075.5	—%	2%

[1]	Amounts may not foot due to rounding.

[2]	Sales Adjustments are not allocated to individual products. As such, Net Sales are not presented on a categories or brand level.

[3]
Mattel modified its reporting structure for revenues in the first quarter of 2019 to disclose revenues by categories. Refer to Note 23, Segment Information, in the Form 10-Q for additional information.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

GROSS SALES BY SEGMENT (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2019	2018	% Change as Reported	% Change in Constant Currency	2019	2018	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
North America Segment Gross Sales:
Net Sales	$689.6	$708.3	-3%	-3%	$2,275.8	$2,272.8	—%	—%
Sales Adjustments[2]	45.5	36.2			156.5	149.3
Gross Sales	$735.1	$744.5	-1%	-1%	$2,432.3	$2,422.1	—%	1%

North America Gross Sales by Categories:[3]
Dolls	$211.9	$229.7	-8%	-8%	$636.2	$624.7	2%	2%
Infant, Toddler and Preschool	205.1	222.0	-8	-8	730.3	808.2	-10	-10
Vehicles	166.5	154.0	8	8	510.8	488.6	5	5
Action Figures, Building Sets and Games	151.6	138.8	9	9	555.0	500.6	11	11
Gross Sales	$735.1	$744.5	-1%	-1%	$2,432.3	$2,422.1	—%	1%

Supplemental Gross Sales Disclosures
North America Gross Sales by Top 3 Power Brands:
Barbie	$189.4	$197.3	-4%	-4%	$558.3	$535.7	4%	4%
Hot Wheels	142.6	125.2	14	14	419.0	380.2	10	10
Fisher-Price and Thomas & Friends	178.7	182.4	-2	-2	650.7	665.9	-2	-2
Other	224.5	239.7	-6	-6	804.2	840.3	-4	-4
Gross Sales	$735.1	$744.5	-1%	-1%	$2,432.3	$2,422.1	—%	1%

[1]	Amounts may not foot due to rounding.

[2]	Sales Adjustments are not allocated to individual products. As such, Net Sales are not presented on a categories or brand level.

[3]
Mattel modified its reporting structure for revenues in the first quarter of 2019 to disclose revenues by categories. Refer to Note 23, Segment Information, in the Form 10-Q for additional information.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT V

GROSS SALES BY SEGMENT (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended December 31,				For the Year Ended December 31,

	2019	2018	% Change as Reported	% Change in Constant Currency	2019	2018	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
Total International Segment Gross Sales:
Net Sales	$657.2	$658.1	—%	1%	$1,972.2	$1,915.2	3%	7%
Sales Adjustments[2]	139.2	146.8			391.6	397.1
Gross Sales	$796.4	$805.0	-1%	—%	$2,363.8	$2,312.2	2%	6%

International Segment Gross Sales:
EMEA[3]
Net Sales	$353.1	$346.4	2%	4%	$1,056.4	$1,018.7	4%	9%
Sales Adjustments[2]	80.7	86.8			236.6	233.7
Gross Sales	$433.8	$433.3	—%	2%	$1,292.9	$1,252.4	3%	8%

Latin America
Net Sales	$197.5	$206.7	-4%	-3%	$565.4	$554.1	2%	5%
Sales Adjustments[2]	38.5	35.5			100.7	99.9
Gross Sales	$236.0	$242.2	-3%	-1%	$666.1	$654.0	2%	5%

Asia Pacific[3]
Net Sales	$106.6	$105.0	2%	3%	$350.4	$342.4	2%	5%
Sales Adjustments[2]	20.0	24.5			54.4	63.5
Gross Sales	$126.6	$129.5	-2%	-1%	$404.7	$405.8	—%	3%

International Gross Sales by Categories:[4]
Dolls	$284.4	$273.7	4%	6%	$819.4	$765.6	7%	12%
Infant, Toddler and Preschool	176.0	197.8	-11	-10	527.3	609.6	-13	-10
Vehicles	190.4	201.0	-5	-4	590.5	576.9	2	7
Action Figures, Building Sets and Games	145.6	132.5	10	11	426.5	360.2	18	22
Gross Sales	$796.4	$805.0	-1%	—%	$2,363.8	$2,312.2	2%	6%

Supplemental Gross Sales Disclosures
International Gross Sales by Top 3 Power Brands:
Barbie	$207.6	$193.6	7%	10%	$601.4	$553.2	9%	14%
Hot Wheels	164.3	161.6	2	3	506.9	453.9	12	17
Fisher-Price and Thomas & Friends	162.0	169.8	-5	-4	481.0	519.8	-7	-4
Other	262.6	280.0	-6	-5	774.5	785.4	-1	2
Gross Sales	$796.4	$805.0	-1%	—%	$2,363.8	$2,312.2	2%	6%

[1]	Amounts may not foot due to rounding.

[2]	Sales Adjustments are not allocated to individual products. As such, Net Sales are not presented on a categories or brand level.

[3]
Mattel reorganized its regional sales reporting structure in the first quarter of 2019. As a result, the new regions are Europe, the Middle East, and Africa (“EMEA”), Latin America, and Asia Pacific. The Middle East, Africa, Russia, and Turkey were previously included in the Asia Pacific region (previously Global Emerging Markets) and are now included in EMEA (previously Europe). Prior period amounts have been reclassified to conform to the current period presentation.

4 Mattel modified its reporting structure for revenues in the first quarter of 2019 to disclose revenues by categories. Refer to Note 23, Segment Information, in the Form 10-Q for additional information.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VI

GROSS SALES BY SEGMENT (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2019	2018	% Change as Reported	% Change in Constant Currency	2019	2018	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
American Girl Segment Gross Sales:
Net Sales	$126.9	$157.8	-20%	-20%	$256.6	$326.8	-21%	-21%
Sales Adjustments	6.9	7.5			11.9	14.4
Gross Sales	$133.8	$165.3	-19%	-19%	$268.5	$341.2	-21%	-21%

1 Amounts may not foot due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VII

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended December 31,		For the Year Ended December 31,
(In millions, except per share and percentage information)	2019[2]	2018[2]	2019[2]	2018[2]
Gross Profit
Gross Profit, As Reported	$713.2	$709.6	$1,980.8	$1,798.7
Gross Margin	48.4%	46.6%	44.0%	39.8%
Adjustments:
Asset Impairments	—	—	—	5.8
Severance and Restructuring Expenses[3]	6.7	—	18.6	5.7
Inclined Sleeper Product Recalls[4]	0.4	—	21.7	—
Gross Profit, As Adjusted	$720.3	$709.6	$2,021.1	$1,810.2
Adjusted Gross Margin	48.9%	46.6%	44.9%	40.1%

Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$418.4	$398.2	$1,390.0	$1,508.7
% of Net Sales	28.4%	26.1%	30.9%	33.4%
Adjustments:
Asset Impairments[8]	(25.9)	—	(25.9)	(6.1)
Non-recurring Executive Compensation	—	—	—	(1.0)
Severance and Restructuring Expenses[3]	(6.1)	(5.9)	(40.5)	(104.1)
Inclined Sleeper Product Recalls[4]	(2.6)	—	(10.3)	—
Sale of Assets	—	—	—	1.4
Other Selling and Administrative Expenses, As Adjusted	$383.8	$392.3	$1,313.4	$1,398.9
% of Net Sales	26.0%	25.7%	29.2%	31.0%

Operating Income (Loss)
Operating Income (Loss), As Reported	$67.6	$105.6	$39.2	$(234.3)
Adjustments:
Asset Impairments[8]	25.9	—	25.9	11.9
Non-recurring Executive Compensation	—	—	—	1.0
Severance and Restructuring Expenses[3]	12.7	5.9	59.1	109.8
Inclined Sleeper Product Recalls[4]	3.1	—	32.0	—
Sale of Assets	—	—	—	(1.4)
Operating Income (Loss), As Adjusted	$109.3	$111.5	$156.2	$(113.0)

Other Information
Toys "R" Us Net Sales Reversal[5]	$—	$—	$—	$29.5
Toys "R" Us Bad Debt Expense, Net[5]	$(4.7)	$(5.1)	$(6.1)	$32.2
Inclined Sleeper Product Recalls[4]	$3.5	$—	$37.8	$—

[1]	Amounts may not foot due to rounding.

[2]	Toys "R" Us Net Sales Reversal and Toys "R" Us Bad Debt Expense, Net are not presented as non-GAAP adjustments for the three months and year ended December 31, 2019 and 2018.

[3]
For the three months ended December 31, 2019, severance and restructuring expenses include $9.8 million related to the Capital Light program of which $6.7 million was recorded to Cost of Sales and $3.1 million was recorded to Other Selling and Administrative Expenses.

For the year ended December 31, 2019, severance and restructuring expenses include $37.6 million related to the Capital Light program of which $18.6 million was recorded to Cost of Sales and $19.0 million was recorded to Other Selling and Administrative Expenses.

[4]
Mattel recorded an estimated impact of $3.5 million and $37.8 million related to inclined sleeper product recalls for the three months and year ended December 31, 2019, respectively. Of the $37.8 million recorded during the year ended December 31, 2019, $5.8 million was a reduction to Net Sales for estimated retailer returns.

5 As a result of the Toys "R" Us liquidation, Mattel reversed Net Sales for the estimated uncollectible portion of its outstanding receivables originating from first quarter 2018 sales. As such, Gross Profit, As Reported includes the Cost of Sales for the inventory sold to Toys "R" Us but excludes the corresponding Net Sales. Additionally, during 2018, Mattel recorded Bad Debt Expense, Net for the estimated uncollectible portion of its outstanding receivables, net of recoveries and other reductions.
8 For the three months and year ended December 31, 2019, asset impairments represent write-offs of American Girl retail store assets of $25.9 million, which were recorded in other selling and administrative expenses.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VII

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended December 31,		For the Year Ended December 31,
(In millions, except per share and percentage information)	2019[2]	2018[2]	2019[2]	2018[2]
Earnings Per Share
Net Income (Loss) Per Common Share, As Reported	$0.00	$0.03	$(0.62)	$(1.55)
Adjustments:
Asset Impairments[8]	0.07	—	0.07	0.03
Severance and Restructuring Expenses[3]	0.04	0.02	0.17	0.32
Inclined Sleeper Product Recalls[4]	0.01	—	0.09	—
Tax Effect of Adjustments[6]	(0.01)	—	(0.02)	(0.01)
Tax Items[7]	—	(0.02)	—	0.05
Net Income (Loss) Per Common Share, As Adjusted	$0.11	$0.03	$(0.30)	$(1.15)

EBITDA and Adjusted EBITDA
Net Income (Loss), As Reported	$0.2	$9.6	$(213.5)	$(533.3)
Adjustments:
Interest Expense	60.2	49.2	201.0	181.9
Provision for Income Taxes	9.0	44.7	55.2	116.2
Depreciation	48.2	53.2	204.4	232.8
Amortization	10.0	9.2	40.1	39.1
EBITDA	127.5	165.9	287.3	36.8
Adjustments:
Asset Impairments[8]	25.9	—	25.9	11.9
Share-based Compensation	16.8	12.7	56.0	48.9
Severance and Restructuring Expenses[3]	12.0	5.9	52.0	104.1
Inclined Sleeper Product Recalls[4]	3.1	—	32.0	—
Sale of Assets	—	—	—	(1.4)
Adjusted EBITDA	$185.2	$184.5	$453.1	$200.2

Free Cash Flow
Net Cash Flows Provided By (Used For) Operating Activities			$181.0	$(27.3)
Capital Expenditures			$(116.4)	$(152.4)
Free Cash Flow			$64.6	$(179.7)

1 Amounts may not foot due to rounding.

[2]	Toys “R” Us Net Sales Reversal and Toys “R” Us Bad Debt Expense, Net are not presented as non-GAAP adjustments for the three months and year ended December 31, 2019 and 2018.

[3]
For the three months ended December 31, 2019, severance and restructuring expenses include $9.8 million related to the Capital Light program of which $6.7 million was recorded to Cost of Sales and $3.1 million was recorded to Other Selling and Administrative Expenses.

For the year ended December 31, 2019, severance and restructuring expenses include $37.6 million related to the Capital Light program of which $18.6 million was recorded to Cost of Sales and $19.0 million was recorded to Other Selling and Administrative Expenses.

[4]
Mattel recorded an estimated impact of $3.5 million and $37.8 million related to inclined sleeper product recalls for the three months and year ended December 31, 2019, respectively. Of the $37.8 million recorded during the year ended December 31, 2019, $5.8 million was a reduction to Net Sales for estimated retailer returns.

[6]
The aggregate tax effect of the adjustments is calculated by tax effecting the adjustments by the current effective tax rate, and dividing by the reported weighted average number of common and potential common shares. Adjustments for the U.S. and certain International affiliates were not tax effected because of the valuation allowance on deferred tax assets.

7 For the three months and year ended December 31, 2018, the amount includes a benefit of approximately $6 million and expense of approximately $18 million, respectively, related to the provisional tax for deemed repatriation of accumulated foreign earnings and changes to the indefinite reinvestment assertion made as a result of U.S. Tax Reform.
8 For the three months and year ended December 31, 2019, asset impairments represent write-offs of American Girl retail store assets of $25.9 million, which were recorded in other selling and administrative expenses.